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                                                                    EXHIBIT 23.4

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1999, with respect to the consolidated financial statements and schedule of Roberts Pharmaceutical Corporation incorporated by reference in the Proxy Statement of Roberts Pharmaceutical Corporation that is made a part of the Registration Statement (Form F-4 No. 333-00000) and related Prospectus of Shire Pharmaceuticals Group plc dated November 11, 1999.

                                                           /s/ Ernst & Young LLP

MetroPark, New Jersey
November 11, 1999